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                                                                     EXHIBIT 23

     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation of our report dated May 19, 2000 included in this Form 11-K into U.S. Xpress Enterprises, Inc.'s previously filed Form S-8 Registration Statement File No. 33-91238 covering the U.S. Xpress Enterprises, Inc. Xpre$$avings 401(k) Plan.

     /s/ Arthur Andersen, LLP



     Chattanooga, Tennessee
     June 23, 2000